Exhibit 10.12

Execution Version

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT NO. 1, dated as of December 6, 2012 (this “Amendment”), by and among BLUE PET PRODUCTS, INC., a Delaware corporation (“Holdings”), BLUE BUFFALO COMPANY, LTD., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the existing Lenders (the “Existing Lenders”) under, and as defined in, the Credit Agreement (as hereinafter defined), comprising at least the Required Lenders, CITIBANK, N.A. (“Citibank”), as the Administrative Agent, CITIGROUP GLOBAL MARKETS INC. and MORGAN STANLEY SENIOR FUNDING, INC., as the joint lead arrangers (the “Incremental Term B-1 Arrangers”) and the initial Incremental Term B-1 Lenders (as hereinafter defined).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of August 8, 2012 (as the same may be amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Holdings, the Existing Lenders from time to time party thereto, Citibank in its capacities as the Administrative Agent, Swingline Lender and an Issuing Bank under the Credit Agreement (capitalized terms used in this Amendment but not defined herein shall have the meaning assigned to such terms in the Credit Agreement) and the other financial institutions party thereto;

WHEREAS, on the date hereof, the Borrower, Holdings, the Administrative Agent and the Existing Lenders comprising at least the Required Lenders desire to amend the Credit Agreement pursuant to amendments authorized by Section 9.02 of the Credit Agreement to (i) modify Section 6.07 of the Credit Agreement to permit the payment of the Additional Specified Dividend (as defined below) with the proceeds of Incremental Term B-1 Loans; (ii) extend the soft call protection provided under Section 2.11(a) to the first anniversary of the Amendment No. 1 Effective Date; and (iii) make certain other modifications as set forth herein;

WHEREAS, the Borrower has notified the Administrative Agent that it is requesting Incremental Term Loans be incurred pursuant to Section 2.20 of the Credit Agreement in an aggregate principal amount of $50,000,000;

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower may establish Incremental Term Loans by, among other things, entering into one or more Incremental Amendments (including this Amendment) pursuant to the terms and conditions of the Credit Agreement with each Existing Lender and/or Additional Lender agreeing to provide such Incremental Term Loans (each such Lender or Additional Lender agreeing to provide Incremental Term B-1 Loans (as defined below) and any assignees thereof are referred to herein as “Incremental Term B-1 Lenders”) and the Administrative Agent;

WHEREAS, each Incremental Term B-1 Lender party hereto as of the date hereof has indicated its willingness to lend Incremental Term B-1 Loans to the Borrower on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.02 of the Credit Agreement, the consent of the Required Lenders is required for the effectiveness of certain of the amendments to the Credit Agreement set forth in this Amendment, and such Required Lenders have agreed to consent to such amendments.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Incremental Term B-1 Loans.

(a) Subject to the terms and conditions set forth herein and pursuant to the provisions of Section 2.20 of the Credit Agreement, the Incremental Term B-1 Lenders hereby agree, on a several and not joint basis, to make Incremental Term B-1 Loans on the Amendment No. 1 Effective Date (as defined below), in an aggregate principal amount not to exceed such Incremental Term B-1 Lender’s Incremental Term B-1 Commitments (as defined in this Amendment). The initial aggregate principal amount of Incremental Term B-1 Commitments shall be $50,000,000.

Section 2. Amendment. Effective on the Amendment No. 1 Effective Date and subject to the satisfaction of the terms and conditions set forth herein:

(a) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical location:

“Additional Specified Dividend” means the dividends and distribution to be paid by the Borrower on its Equity Interests (including related payments to optionholders with respect to such Equity Interests) on or about the Amendment No. 1 Effective Date in an aggregate amount not to exceed $50,000,000; provided that the portion of the Additional Specified Dividend that is required to be used by the Borrower (or any of its Parent Entities) to make deferred payments to employees, officers, directors and other holders of options with respect to such Equity Interests that are subject to vesting may be paid at any time after the Amendment No. 1 Effective Date in conjunction with the vesting of such options.

“Amendment No. 1” means Amendment Agreement No. 1 to this Agreement, dated as of December 6, 2012, by and among Holdings, the Borrower, the Incremental Term B-1 Lenders party thereto, the other Loan Parties thereto, the Administrative Agent and the existing Lenders under this Agreement party thereto comprising at least the Required Lenders.

“Amendment No. 1 Effective Date” means the first Business Day on which all of the conditions precedent set forth in Section 5 of Amendment No. 1 have been satisfied or waived, which date is December 6, 2012.

“Incremental Term B-1 Commitment” means in the case of each Lender that is a Lender on the Amendment No. 1 Effective Date, the amount set forth opposite such Lender’s name on Schedule 1.1 to Amendment No. 1 as such Lender’s “Incremental Term B-1 Commitment”. The aggregate amount of the Incremental Term B-1 Commitments as of the Amendment No. 1 Effective Date is $50,000,000.

“Incremental Term B-1 Facility” means the Incremental Term B-1 Commitments and the Incremental Term B-1 Loans.

“Incremental Term B-1 Lenders” means, at any time, any Lender that has an Incremental Term B-1 Commitment at such time or that holds any Incremental Term B-1 Loans at any time.

“Incremental Term B-1 Loans” has the meaning assigned to such term in Section 2.01(c).

“Incremental Term B-1 Maturity Date” means the Initial Term Maturity Date.

“Incremental Term Facility” means each tranche of Incremental Term Loans established pursuant to Section 2.20 and, for the avoidance of doubt, shall include the Incremental Term B-1 Facility.

“Total Incremental Term B-1 Commitment” means the sum of the Incremental Term B-1 Commitments of all Incremental Term B-1 Lenders.

(b) Each of the following definitions set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Adjusted Eurocurrency Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) (i) the Eurocurrency Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) in the case of the Initial Term Loans and Incremental Term B-1 Loans only, 1.25%.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (c) the Eurocurrency Rate determined pursuant to clause (b) of the definition thereof on such date (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1% and (d) in the case of the Initial Term Loans and Incremental Term B-1 Loans only, 2.25%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate, respectively.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Revolving Loans, Extended Revolving Loans (and related swingline loans thereunder), Initial Term Loans, Incremental Term Loans, Extended Term Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Incremental Revolving Commitment (of the same series and any related swingline commitments thereunder), Extended Revolving Commitment (of the same series and any related swingline commitments thereunder), Initial Term Commitment, or Incremental Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Incremental Term Loans, Extended Term Loans, Incremental Revolving Loans (and Incremental Revolving Commitments made pursuant thereto) and Extended Revolving Commitments (and Extended Revolving Loans made pursuant thereto) that have different terms and conditions shall be construed to be in different Classes. Notwithstanding anything herein to the contrary, Incremental Term B-1 Loans shall be deemed to be of the same Class as the Initial Term Loans.

“Incremental Amendment” means an Incremental Term Facility Amendment or an Incremental Revolving Facility Amendment and, for the avoidance of doubt, shall include Amendment No. 1.

“Incremental Term Commitment” has the meaning assigned to such term in Section 2.20(a) and, for the avoidance of doubt, shall include the Incremental Term B-1 Commitment.

“Incremental Term Facility Closing Date” has the meaning assigned to such term in Section 2.20(b)(iii) and, for the avoidance of doubt, shall include the Amendment No. 1 Effective Date.

“Incremental Term Loans” has the meaning assigned to such term in Section 2.20(a) and, for the avoidance of doubt, shall also include the Incremental Term B-1 Loans.

“Repricing Transaction” means (a) the incurrence by the Borrower of any Indebtedness (including any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of Initial Term Loans or Incremental Term B-1 Loans into a new Class of replacement term loans under this Agreement) that is broadly marketed or syndicated to banks, financial institutions or other investors in financings similar to the credit facilities provided for in this Agreement (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the Initial Term Loans or Incremental Term B-1 Loans of the respective equivalent Type, but excluding Indebtedness incurred in connection with a Change in Control, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Initial Term Loans or Incremental Term B-1 Loans or (b) any effective reduction in the Effective Yield for the Initial Term Loans or Incremental Term B-1 Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with a Change in Control. Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Initial Term Loans or Incremental Term B-1 Loans.

(c) Clause (a) of the definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the phrase “or Incremental Term B-1 Loan” immediately after the phrase “Initial Term Loan”.

(d) Section 2.01 of the Credit Agreement is hereby amended by replacing the word “and” immediately preceding clause (b) of such section with a “,” and adding a new clause (c) as follows at the end of the first sentence of such section:

“and (c) each Incremental Term B-1 Lender agrees to make Incremental Term B-1 Loans to the Borrower on the Amendment No. 1 Effective Date denominated in Dollars in a principal amount not exceeding its Incremental Term B-1 Commitment.”

(e) Section 2.09(a) of the Credit Agreement is hereby amended by replacing the word “and” immediately preceding clause (iii) thereof with a “,” and adding a new clause (iv) as follows at the end of such section:

“and (iv) to the Administrative Agent, for the account of each Lender the then unpaid principal amount of each Incremental Term B-1 Loan of such Lender as provided in Section 2.10.”

(f) The following clauses are hereby added to end of Section 2.10 of the Credit Agreement:

“(c) Subject to adjustment pursuant to Section 2.11(a)(ii)(F) and Section 2.11(f), the Borrower shall repay Incremental Term B-1 Loans on the last Business Day of each March, June, September and December (commencing with December 31, 2012) in the principal amount of Incremental Term B-1 Loans equal to (i) the aggregate outstanding principal amount of Incremental Term B-1 Loans immediately after closing on the Amendment No. 1 Effective Date multiplied by (ii) 0.25%.

(d) To the extent not previously paid, all Incremental Term B-1 Loans shall be due and payable on the Incremental Term B-1 Maturity Date.”

(g) Section 2.11(a)(i) of the Credit Agreement is hereby amended by replacing the first two sentences thereof with the following:

“The Borrower shall have the right at any time and from time to time to prepay any Borrowing at par in whole or in part, subject to the requirements of this Section; provided that in the event that, on or prior to the date that is one year following the Amendment No. 1 Effective Date, the Borrower (x) makes any optional prepayment of Initial Term Loans incurred on the Effective Date and Incremental Term B-1 Loans incurred on the Amendment No. 1 Effective Date in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lender, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the Initial Term Loans and Incremental Term B-1 Loans being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the applicable Initial Term Loans and Incremental Term B-1 Loans outstanding immediately prior to such amendment. Each prepayment in respect of any Class of Term Loans pursuant to this Section 2.11(a)(i) shall be applied to reduce the installments of principal in such order as the Borrower may determine and may be applied to any Class of Term Loans as directed by the Borrower; provided that notwithstanding the foregoing, the Initial Term Loans incurred on the Effective Date and the Incremental Term B-1 Loans incurred on the Amendment No. 1 Effective Date shall be deemed to be of the same Class.”

(h) Section 3.12 of the Credit Agreement is hereby amended by replacing the word “and” immediately preceding clause (b) thereof with a “,” and adding a new clause (c) as follows at the end of such section “and (c) the Incremental Term B-1 Loans to finance the Additional Specified Dividend and to pay the fees and expenses associated with Amendment No. 1 and the transactions contemplated thereby.”

(i) Section 6.07(h) of the Credit Agreement is hereby amended and restated as follows:

“(h) the payment of the Specified Dividend and the Additional Specified Dividend;”

Section 3. Consent with Respect to the Interest Period. Each Incremental Term B-1 Lender hereby consents to an Interest Period beginning on the Amendment No. 1 Effective Date and ending on December 31, 2012 in respect of the Eurocurrency Borrowing incurred on the Amendment No. 1 Effective Date under the Incremental Term B-1 Facility (the “Initial Incremental Borrowing”). In addition, the parties hereto agree that such Initial Incremental Borrowing shall have the same Adjusted Eurocurrency Rate as the Initial Term Loans as in effect as of the date hereof.

Section 4. Credit Agreement Governs. Except as set forth in this Amendment, the Incremental Term B-1 Loans shall have identical terms as the Initial Term Loans and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Lenders, of the Credit Agreement and the other Loan Documents and, from and after the Amendment No. 1 Effective Date each reference to a “Term Loan,” “Term Loans,” “Loan,” “Loans” or “Incremental Term Loans” in the Credit Agreement, as in effect on the Amendment No. 1 Effective Date, shall be deemed to include the Incremental Term B-1 Loans, each reference to a “Commitment” shall be deemed to include the “Incremental Term B-1 Commitment” and the “Total Incremental Term B-1 Commitment” and each reference to a “Lender” or “Lenders” in the Credit Agreement shall be deemed to include the Incremental Term B-1 Lenders, and other related terms will have correlative meanings mutatis mutandis. Upon execution and delivery of this Amendment, the Administrative Agent will record the Incremental Term B-1 Loans as being of the same Class as the Initial Term Loans.

Section 5. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Incremental Term B-1 Lenders to make the Incremental Term B-1 Loans shall become effective on the Amendment No. 1 Effective Date, which shall be the first Business Day on which the following conditions are satisfied or waived:

(i) the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of (A) Holdings, (B) the Borrower, (C) each Subsidiary Loan Party, (D) the Required Lenders and (vii) each Incremental Term B-1 Lender;

(ii) the Administrative Agent shall have received notice of Borrowing for the Incremental Term B-1 Loans (whether in writing or by telephone) meeting the requirements of Section 2.03 of the Credit Agreement;

(iii) the Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified:

(A) a written opinion of Simpson Thacher & Bartlett LLP, counsel for the Loan Parties (addressed to the Administrative Agent and each Existing Lender and Incremental Term B-1 Lender on the Amendment No. 1 Effective Date), as to matters substantially similar to those covered in the corresponding opinion delivered on the Effective Date;

(B) the Administrative Agent shall have received a certificate of each Loan Party as of the Amendment No. 1 Effective Date, dated the Amendment No. 1 Effective Date, substantially in the form of Exhibit G to the Credit Agreement or such other form reasonably acceptable to the Administrative Agent with appropriate insertions, executed by any Responsible Officer of such Loan Party, and attaching the documents referred to in clause (C) below; and

(C) the Administrative Agent shall have received (i) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing (a) the Additional Specified Dividend, (b) the execution, delivery and performance of the Amendment (including the reaffirmations set forth herein) (and any agreements relating thereto) to which it is a party and (c) in the case of the Borrower, the extensions of credit contemplated hereunder, certified as of the Amendment No. 1 Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment; and (ii) a good standing certificate as of a recent date from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation;

(iv) the Borrower shall have paid to the Administrative Agent for the account of each Existing Lender that delivers to the Administrative Agent (or its counsel), prior to 5:00 p.m. (New York City time) on December 4, 2012 (the “Delivery Time”), an executed counterpart of this Amendment indicating its consent to the amendments contained herein, a fee (the “Consent Fees”) in an amount equal to 0.125% of the sum of the aggregate outstanding principal amount of (x) Initial Term Loans and (y) the Revolving Credit Commitment (whether used or unused), of each Existing Lender immediately prior to the effectiveness hereof;

(v) the fees in the amounts previously agreed in writing by the Incremental Term B-1 Arrangers to be received on the Amendment No. 1 Effective Date and all reasonable and documented or invoiced out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, as counsel to the Incremental Term B-1 Arrangers, and due diligence expenses) incurred in connection with the transactions contemplated hereby for which invoices have been presented at least one (1) Business Day prior to the Amendment No. 1 Effective Date shall, upon the Borrowing of the Incremental Term B-1 Loans, have been, or will be substantially simultaneously, paid in full (which amounts may be offset against the proceeds of the Incremental Term B-1 Loans);

(vi) the Administrative Agent shall have received a certificate from the chief financial officer of the Borrower in the form of Exhibit H to the Credit Agreement certifying as to the Solvency of the Borrower and its Restricted Subsidiaries on a consolidated basis after giving effect to the consummation of the transactions contemplated by the Amendment, the Borrowings of the Incremental Term B-1 Loans and the use of proceeds therefrom (including the payment of the Additional Specified Dividend);

(vii) the representations and warranties of each Loan Party set forth in the Section 6 of this Amendment shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date before and after giving effect to this Amendment No. 1 and the borrowing of the Incremental Term B-1 Loans and to the application of proceeds therefrom; provided that, to the extent that such representations and warranties specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such borrowing or on such earlier date, as the case may be (after giving effect to such qualification); and

(viii) no Default or Event of Default shall have occurred and be continuing or would result from the incurrence of the Incremental Term B-1 Loans or from the application of the proceeds therefrom.

Section 6. Representations and Warranties. By its execution of this Amendment, the Borrower, Holdings and each of the Subsidiary Loan Parties hereby represents and warrants to the Administrative Agent, the Incremental Term B-1 Lenders and the Lenders that:

(i) Each of Holdings, the Borrower and each of the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets necessary for the conduct of business, except as would not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under this Amendment and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

(ii) The execution, delivery and performance by each Loan Party of this Amendment, and the Borrowings hereunder (a) have been duly authorized by all organizational action required to be obtained by the Loan Parties and (b) will not (i) (A) violate any provision of any Requirement of Law or violate the Organizational Documents of any Loan Party, (B) violate any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) violate, be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a benefit under any indenture, certificate of designation for preferred stock, agreement or any other instrument to which any Loan Party is a party or by which any of them or their property is or may be bound, where any such conflict, violation, breach or default referred to in this clause (i) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party, other than the Liens created by the Loan Documents and Liens permitted under the Loan Documents.

(iii) The representations and warranties of each Loan Party set forth in Article 3 of the Credit Agreement or in any other Loan Documents are, after giving effect to this Amendment, true and correct in all material respects on and as of the Amendment No. 1 Effective Date, provided that, to the extent that such representations and warranties specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be (after giving effect to such qualification).

Section 7. Acknowledgments and Affirmations of the Loan Parties. Each Loan Party hereby expressly acknowledges the terms of this Amendment and confirms and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and thereby, (ii) its guarantee of the Secured Obligations (including, without limitation, the Incremental Term B-1 Loans) under the Guarantee Agreement and the Security Documents, and (iii) its grant of Liens on the Collateral to secure the Secured Obligations (including, without limitation, the Loan Document

Obligations with respect to the Incremental Term B-1 Loans) pursuant to the Security Documents; provided that, on and after the effectiveness of this Amendment, each reference in the Guarantee Agreement and in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment. Without limiting the generality of the foregoing, the Security Documents to which such Loan Party is a party and all of the Collateral described therein do, and shall continue to secure, payment of all of the Secured Obligations (in each case, as defined therein).

Section 8. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with Section 9.02 of the Credit Agreement.

Section 9. Effectiveness of This Amendment. The provisions of this Amendment shall be subject to the satisfaction of the conditions to effectiveness set forth in Section 5 of this Amendment.

Section 10. Liens Unimpaired. After giving effect to this Amendment, neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document.

Section 11. Other.

(i) Upon (i) the execution of a counterpart of this Amendment by each initial Incremental Term B-1 Lender, the Required Lenders party hereto, the Administrative Agent, the Borrower and Holdings, and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) of this Amendment, (A) each Additional Lender party to this Amendment has been approved by the Administrative Agent and (B) each of the undersigned Incremental Term B-1 Lenders shall become Lenders under the Credit Agreement.

(ii) For purposes of the Credit Agreement, the initial notice address of each initial Incremental Term B-1 Lender shall be as set forth below its signature below.

(iii) This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended by this Amendment and that this Amendment are each a Loan Document.

(iv) This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and other Loan Documents.

(v) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 9.09 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY HERETO.

(vi) Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

(vii) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or e-mail (including in a “.pdf” format) shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

BLUE PET PRODUCTS, INC., as Holdings

By:	/s/ Richard MacLean
	Name:	Richard MacLean
	Title:	Vice President of Business Affairs & General Counsel

BLUE BUFFALO COMPANY, LTD., as the Borrower

By:	/s/ Richard MacLean
	Name:	Richard MacLean
	Title:	Vice President of Business Affairs & General Counsel

SIERRA PET PRODUCTS, LLC
GREAT PLAINS LEASING LLC HEATLAND PET FOODS MANUFACTURING, INC.

By:	/s/ Richard MacLean
	Name:	Richard MacLean
	Title:	Vice President of Business Affairs & General Counsel

[Amendment No. 1 Signature Page]

Consented to by:

CITIBANK, N.A., as Administrative Agent

By:	/s/ Christopher Wood
	Name:	Christopher Wood
	Title:	Vice President

[Amendment No. 1 Signature Page]

Schedule 1.1

INCREMENTAL TERM B-1 COMMITMENT SCHEDULE

LENDER	AMOUNT

Citibank, N.A.	$50,000,000